Exhibit 99.2

SUPPLEMENTAL OPERATING AND FINANCIAL DATA

FOR THE QUARTER ENDED

MARCH 31, 2024

Communities That Thrive

WHITESTONE REIT

CORPORATE PROFILE

NYSE: WSR

Common Shares

55 Community Centers

5.0 million sq. ft. of gross

leasable area

1,431 tenants

5 Top Growth Markets

Austin

Dallas-Fort Worth

Houston

Phoenix

San Antonio

Fiscal Year End

12/31

Common Shares &

Units Outstanding*:

Common Shares: 49.6 million

Operating Partnership Units:

0.7 million

Whitestone REIT (NYSE: WSR) is a community-centered shopping center REIT that acquires, owns, manages, develops and redevelops high-quality open-air neighborhood centers primarily in the largest, fastest-growing and high-household-income markets in the Sunbelt.  Whitestone creates communities that thrive through creating local connections between consumers in the surrounding communities and a well-crafted mix of national, regional and local tenants that provide daily necessities, needed services, entertainment and experiences. Whitestone has consistently paid a monthly dividend for more than 15 years.  The Company’s balanced and well-managed capital structure provides stability and flexibility to support it through a multitude of economic cycles.

We invest in properties that are or can become Community Centered Properties® from which our tenants deliver needed services to the surrounding population. We focus on properties with smaller rental spaces that present opportunities for attractive returns.

Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide services to their respective surrounding communities. Operations include an internal management structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural community focus sets us apart from traditional commercial real estate operators. We value diversity on our team and maintain in-house leasing, property management, marketing, construction, and maintenance departments with culturally diverse and multi-lingual associates who understand the particular needs of our tenants and neighborhoods.

We have a diverse tenant base concentrated on service offerings such as specialty retail, grocery, restaurants, medical, educational and financial services, and entertainment. These tenants tend to occupy smaller spaces (less than 10,000 square feet) and, as of March 31, 2024, provided a 93% premium rental rate compared to our larger space tenants. The largest of our 1,431 tenants at our wholly owned properties comprised only 2.1% of our revenues for the three months ended March 31, 2024, and no single tenant exceeded 2.1%.

Distribution (per share / unit)*:
Quarter: $ 0.12375	Investor Relations:
Annualized: $ 0.495	Whitestone REIT
Dividend Yield: 4.31%**	David Mordy
Director, Investor Relations
2600 South Gessner, Suite 500, Houston, Texas 77063
Board of Trustees:	713.435.2219 email: ir@whitestonereit.com
David F. Taylor	website: www.whitestonereit.com
Nandita V. Berry
Julia B. Buthman	Analyst Coverage:
Amy S. Feng	Alliance Global Partners	B. Riley Securities	Colliers	JMP Securities
David K. Holeman	Gaurav Mehta	John Massocca	Barry Oxford	Mitchell Germain
Jeffrey A. Jones	646.908.3825	646.885.5424	203.961.6573	212.906.3537
	gmehta@allianceg.com	jmassocca@brileyfin.com	barry.oxford@colliers.com	mgermain@jmpsecurities.com

	Maxim Group	Truist Securities
* As of April 29, 2024	Michael Diana	Anthony Hau
** Based on common share price	212.895.3641	212.303.4176
of $11.48 as of close of market on	mdiana@maximgrp.com	anthony.hau@truist.com
April 29, 2024.

We are followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding our performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of our management. We do not by our reference above or distribution imply our endorsement of or concurrence with such information, conclusions or recommendations.

WHITESTONE REIT

REPORTS FIRST QUARTER 2024 RESULTS

Houston, Texas, May 1, 2024 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced its operating and financial results for the first quarter of 2024. Whitestone creates neighborhood center communities in its high-quality open-air shopping centers that it acquires, owns, manages, develops, and redevelops primarily in some of the largest, fastest-growing, high-household-income markets in the Sunbelt.

“We delivered a very strong quarter on multiple fronts, with GAAP leasing spreads of 26% on new leases and 15% on renewal leases, portfolio annualized base rent per square foot increasing 7% from the 2023 first quarter to $23.83 and occupancy of 93.6%.  Our performance is benefitting from a combination of strong organic growth and the success of our capital recycling program.  We are reiterating our 2024 full year Core FFO per share guidance, which provides for 11% year-over-year growth at the midpoint. We are strategically positioned to grow shareholder value and with the majority of our debt maturities locked until 2027, we have clear visibility on continued earnings growth and our ability to achieve our leverage objectives.  The leasing environment in our markets remains very strong and our leasing team continues to execute and drive shareholder value as shown by the 31% increase in leasing square footage signed in the quarter versus the first quarter of 2023. ”

– Dave Holeman, Chief Executive Officer

First Quarter 2024 Operating and Financial Results

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Reconciliations of Net Income Attributable to Whitestone REIT to FFO, Core FFO, NOI and EBITDAre are included herein.

•	Revenues of $37.2 million versus $35.9 million for the first quarter of 2023.
•	Net Income attributable to common shareholders of $9.3 million, or $0.18 per diluted share, versus $3.8 million, or $0.08 per diluted share for the first quarter of 2023.
•	Core Funds from Operations (“FFO”) of $12.3 million versus $12.1 million for the first quarter of 2023.
•	FFO per diluted share of $0.23 versus $0.24 for the first quarter of 2023.
•	Core FFO per diluted share was $0.24 for the first quarters of both 2023 and 2024.
•	EBITDAre of $20.5 million versus $20.4 million for the first quarter of 2023.
•	Same-Store Net Operating Income (“NOI”) grew 3.1% to $23.9 million versus $23.1 million for the first quarter of 2023.
•	Net Effective Annual Base Rental Revenue per leased square foot was up 7.2% to $23.83, compared to the prior year quarter.

Operating Results

For the three month periods ending March 31, 2024 and 2023, the Company’s operating highlights were as follows:

	First Quarter 2024	First Quarter 2023
Occupancy:
Wholly Owned Properties – All	93.6%	92.7%
>10,000 Sq Ft Occupancy	96.9%	96.7%
≤ 10,000 Sq Ft Occupancy	91.6%	90.5%
Same Store Property Net Operating Income Change	3.1%	2.8%
Rental Rate Growth - Total (GAAP Basis):	17.0%	20.8%
New Leases	25.9%	9.5%
Renewal Leases	15.0%	23.0%
Leasing Transactions:
Number of New Leases	24	19
New Leases - Lease Term Revenue (millions)	$7.8	$6.2
Number of Renewal Leases	46	32
Renewal Leases - Lease Term Revenue (millions)	$10.7	$9.0

Balance Sheet and Debt Metrics

•	As of March 31, 2024, Whitestone had total debt of $645.3 million, along with capacity and availability of $81.0 million each under its $250 million revolving credit facility.
•	As of March 31, 2024, the Company has undepreciated real estate assets of $1.2 billion.

Dividend

On March 5, 2024, the Company declared a quarterly cash distribution of $0.12375 per common share and OP unit for the second quarter of 2024, to be paid in three equal installments of $0.04125 in April, May, and June of 2024. The second quarter dividend represents a 3.13% increase from the first quarter of 2024.

2024 Full Year Guidance

The Company has updated its 2024 full-year guidance for net income attributable to Whitestone REIT, general and administrative expense and gain on sale of property to include the impact of the gain recognized on the sale of Mercado at Scottsdale Ranch and the impact expected proxy contest costs.  The guidance update is as follows:

	2024 Revised Guidance	2024 Original Guidance
(unaudited, amounts in thousands except per share and percentages)
Net income attributable to Whitestone REIT (1) (2)	$21,560 - $24,560	$16,600 - $19,600
Core FFO (3)	$50,985 - $53,985	$50,985 - $53,985

Net income attributable to Whitestone REIT per share	$0.42 - $0.48	$0.32 - $0.38
Core FFO per diluted share and OP Unit (3)	$0.98 - $1.04	$0.98 - $1.04

Key Drivers:
Same store net operating income growth (4)	2.5% - 4.0%	2.5% - 4.0%
Bad debt as a percentage of revenue	0.60% - 1.10%	0.60% - 1.10%
General and administrative expense (1)	$21,265 - $22,765	$19,700 - $21,200
Interest expense	$32,600 - $34,100	$32,600 - $34,100
Ending occupancy	93.8% - 94.8%	93.8% - 94.8%
Gain on sale of property (2)	$6,525	$0
Net Debt to EBITDAre Ratio (5)	7.0X - 6.6X	7.0X - 6.6X

(1)	2024 revised guidance includes estimated proxy contest costs of $1,565: $400 in Q1 and the remainder in the second quarter.
(2)	2024 revised guidance includes a gain on sale of property that occurred during the first quarter.
(3)

For the reconciliation of forward-looking non-GAAP financial measure to the comparable GAAP financial measure, see the “Core FFO per diluted share and OP unit” reconciliation table. Core Funds from Operations (“Core FFO”) is a non-GAAP measure.

(4)	Excludes straight-line rent, amortization of above/below market rates and lease termination fees.
(5)	Fourth quarter annualized EBITDAre. For EBITDAre and Debt/EBITDAre, non-GAAP financial measures, please see the respective reconciliation tables.

Portfolio Statistics

As of March 31, 2024, Whitestone wholly owned 55 Community-Centered Properties™ with 5.0 million square feet of gross leasable area (“GLA”). Five of the 55 Community-Centered Properties™ are land parcels held for future development. The portfolio is comprised of 30 properties in Texas and 25 in Arizona. Whitestone’s Community-Centered PropertiesTM are located in the MSA's of Austin (5), Dallas-Fort Worth (9), Houston (13), Phoenix (25), and San Antonio (3). The Company’s properties in these markets are generally in high-traffic locations, surrounded by high-household-income communities. The Company also owned an 81.4% equity interest in eight properties containing 0.9 million square feet of GLA through its investment in Pillarstone OP. On January 25, 2024, the Company exercised its notice of redemption for substantially all of its investment in Pillarstone OP. As of March 31, 2024, our ownership in Pillarstone OP no longer represents a majority interest.

At the end of the first quarter, the Company’s diversified tenant base was comprised of 1,431 tenants, with the largest tenant accounting for only 2.1% of annualized base rental revenues. No single tenant exceeded 2.1% of total revenue. Lease terms range from less than one year for smaller tenants to more than 15 years for larger tenants. Whitestone’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Conference Call Information

In conjunction with the issuance of its financial results, the Company invites you to listen to its earnings release conference call to be broadcast live on Thursday, May 2, 2024, at 8:30 A.M Eastern Time / 7:30 A.M. Central Time. The call will be led by Dave Holeman, Chief Executive Officer. Conference call access information is as follows:

To listen to a webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

Dial-in number for domestic participants:	1-877-407-0784
Dial-in number for international participants:	1-201-689-8560

The conference call will be recorded, and a telephone replay will be available through Thursday, May 16, 2024. Replay access information is as follows:

Replay number for domestic participants:	1-844-512-2921
Replay number for international participants:	1-412-317-6671
Passcode (for all participants):	13742562

Supplemental Financial Information

The first quarter earnings release and supplemental data package will be located in the “News and Events” and “Financial Reporting” tabs of the Investor Relations section of the Company’s website at www.whitestonereit.com. The earnings release and supplemental data package will also be available by mail upon request. To receive a copy, please call Investor Relations at (713) 435-2219.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a community-centered real estate investment trust (REIT) that acquires, owns, operates, and develops open-air, retail centers located in some of the fastest growing markets in the country: Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio.

Our centers are convenience focused: merchandised with a mix of service-oriented tenants providing food (restaurants and grocers), self-care (health and fitness), services (financial and logistics), education and entertainment to the surrounding communities. The Company believes its strong community connections and deep tenant relationships are key to the success of its current centers and its acquisition strategy. For additional information, please visit www.whitestonereit.com.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the federal securities laws, including discussion and analysis of our financial condition and results of operations, statements related to our expectations regarding the performance of our business, and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or the negative of such terms and variations of these words and similar expressions, although not all forward-looking statements include these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Factors that could cause actual results to differ materially from any forward-looking statements made in this Report include: the imposition of federal income taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status; uncertainties related to the national economy, the real estate industry in general and in our specific markets; legislative or regulatory changes, including changes to laws governing REITs; adverse economic or real estate developments or conditions in Texas or Arizona, Houston and Phoenix in particular, including the potential impact of public health emergencies, such as COVID-19, on our tenants’ ability to pay their rent, which could result in bad debt allowances or straight-line rent reserve adjustments; increases in interest rates, including as a result of inflation operating costs or general and administrative expenses; our current geographic concentration in the Houston and Phoenix metropolitan area makes us susceptible to local economic downturns, natural disasters, such as floods and hurricanes, which may increase as a result of climate change, increasing focus by stakeholders on environmental, social, and governance matters, financial institution disruption; availability and terms of capital and financing, both to fund our operations and to refinance our indebtedness as it matures; decreases in rental rates or increases in vacancy rates; harm to our reputation, ability to do business and results of operations as a result of improper conduct by our employees, agents or business partners; litigation risks; lease-up risks, including leasing risks arising from exclusivity and consent provisions in leases with significant tenants; our inability to renew tenant leases or obtain new tenant leases upon the expiration of existing leases; our inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine; the need to fund tenant improvements or other capital expenditures out of operating cash flow; the extent to which our estimates regarding Pillarstone REIT Operating Partnership LP's financial condition and results of operations differ from actual results; and the risk that we are unable to raise capital for working capital, acquisitions or other uses on attractive terms or at all and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including EBITDAre, FFO, Core FFO, NOI and net debt. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

EBITDAre: The National Association of Real Estate Investment Trusts (“NAREIT”) defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization and impairment write-downs of depreciable property and of investments in unconsolidated affiliates caused by a decrease in value of depreciable property in the affiliate, plus or minus losses and gains on the disposition of depreciable property, including losses/gains on change in control and adjustments to reflect the entity’s share of EBITDAre of the unconsolidated affiliates and consolidated affiliates with non-controlling interests. The Company calculates EBITDAre in a manner consistent with the NAREIT definition. Management believes that EBITDAre represents a supplemental non-GAAP performance measure that provides investors with a relevant basis for comparing REITs. There can be no assurance the EBITDAre as presented by the Company is comparable to similarly titled measures of other REITs. EBITDAre should not be considered as an alternative to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. EBITDAre does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

FFO: Funds From Operations: The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We calculate FFO in a manner consistent with the NAREIT definition and also include adjustments for our unconsolidated real estate partnership.

Core Funds from Operations (“Core FFO”) is a non-GAAP measure. From time to time, we report or provide guidance with respect to “Core FFO” which removes the impact of certain non-recurring and non-operating transactions or other items we do not consider to be representative of our core operating results including, without limitation, default interest on debt of real estate partnership, extinguishment of debt cost, gains or losses associated with litigation involving the Company that is not in the normal course of business, and proxy contest professional fees.

Management uses FFO and Core FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income (loss) alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Because real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself. In addition, securities analysts, investors and other interested parties use FFO and Core FFO as the primary metric for comparing the relative performance of equity REITs. FFO and Core FFO should not be considered as an alternative to net income or other measurements under GAAP, as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. FFO and Core FFO do not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness. Although our calculation of FFO is consistent with that of NAREIT, there can be no assurance that FFO and Core FFO presented by us is comparable to similarly titled measures of other REITs.

NOI: Net Operating Income: Management believes that NOI is a useful measure of our property operating performance. We define NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other REITs may use different methodologies for calculating NOI and, accordingly, our NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, depreciation and amortization, deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of properties, and loss on disposition of assets, and includes NOI of real estate partnership (pro rata) and net income attributable to noncontrolling interest, it provides a performance measure that, when compared year-over-year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate our operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect the level of capital expenditure and leasing costs necessary to maintain the operating performance of our properties, including general and administrative expenses, depreciation and amortization, equity or deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of property from discontinued operations, and gain or loss on sale or disposition of assets.

Same Store NOI: Management believes that Same Store NOI is a useful measure of the Company’s property operating performance because it includes only the properties that have been owned for the entire period being compared, and that it is frequently used by the investment community. Same Store NOI assists in eliminating differences in NOI due to the acquisition or disposition of properties during the period being presented, providing a more consistent measure of the Company’s performance. The Company defines Same Store NOI as operating revenues (rental and other revenues, excluding straight-line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), Non-Same Store NOI, and NOI of our investment in Pillarstone OP (pro rata). We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to that of other REITs.

Net debt: We present net debt, which we define as total debt net of insurance financing less cash plus our proportional share of net debt of real estate partnership, and net debt to pro forma EBITDAre, which we define as net debt divided by EBITDAre because we believe they are helpful as supplemental measures in assessing our ability to service our financing obligations and in evaluating balance sheet leverage against that of other REITs. However, net debt and net debt to pro forma EBITDAre should not be viewed as a stand-alone measure of our overall liquidity and leverage. In addition, our REITs may use different methodologies for calculating net debt and net debt to pro forma EBITDAre, and accordingly our net debt and net debt to pro forma EBITDAre may not be comparable to that of other REITs.

Investor and Media Relations:

David Mordy

Director, Investor Relations

Whitestone REIT

(713) 435-2219

ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 31, 2024	December 31, 2023

ASSETS
Real estate assets, at cost
Property	$1,230,936	$1,221,466
Accumulated depreciation	(232,867)	(229,767)
Total real estate assets	998,069	991,699
Investment in real estate partnership	—	31,671
Cash and cash equivalents	6,215	4,572
Restricted cash	—	68
Escrows and deposits	17,272	24,148
Accrued rents and accounts receivable, net of allowance for doubtful accounts (1)	31,055	30,592
Receivable from partnership redemption	31,643	—
Receivable due from related party	1,522	1,513
Unamortized lease commissions, legal fees and loan costs	14,200	13,783
Prepaid expenses and other assets(2)	11,302	4,765
Finance lease right-of-use assets	10,406	10,428
Total assets	$1,121,684	$1,113,239

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$644,981	$640,172
Accounts payable and accrued expenses(3)	32,133	36,513
Payable due to related party	1,577	1,577
Tenants' security deposits	8,799	8,614
Dividends and distributions payable	6,215	6,025
Finance lease liabilities	716	721
Total liabilities	694,421	693,622
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 49,958,896 and 49,610,831 issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	50	50
Additional paid-in capital	627,876	628,079
Accumulated deficit	(213,798)	(216,963)
Accumulated other comprehensive income	7,517	2,576
Total Whitestone REIT shareholders' equity	421,645	413,742
Noncontrolling interest in subsidiary	5,618	5,875
Total equity	427,263	419,617
Total liabilities and equity	$1,121,684	$1,113,239

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2024	December 31, 2023
(1) Accrued rents and accounts receivable, net of allowance for doubtful accounts
Tenant receivables	$16,869	$16,287
Accrued rents and other recoveries	27,126	26,751
Allowance for doubtful accounts	(13,919)	(13,570)
Other receivables	979	1,124
Total accrued rents and accounts receivable, net of allowance for doubtful accounts	$31,055	$30,592

(2) Operating lease right of use assets (net)	$108	$109
(3) Operating lease liabilities	$112	$112

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended March 31,
	2024	2023
Revenues
Rental(1)	$36,741	$35,497
Management, transaction, and other fees	423	354
Total revenues	37,164	35,851

Operating expenses
Depreciation and amortization	8,800	7,846
Operating and maintenance	6,349	6,086
Real estate taxes	4,238	4,708
General and administrative	6,180	5,084
Total operating expenses	25,567	23,724

Other expenses (income)
Interest expense	8,519	7,903
Gain on sale of properties	(6,525)	—
Loss on disposal of assets	—	6
Interest, dividend and other investment income	(8)	(20)
Total other expenses	1,986	7,889

Income before equity investment in real estate partnership and income tax	9,611	4,238

Deficit in earnings of real estate partnership	(28)	(218)
Provision for income tax	(119)	(119)
Net Income	9,464	3,901

Less: Net income attributable to noncontrolling interests	124	54

Net income attributable to Whitestone REIT	$9,340	$3,847

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Basic Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.19	$0.08
Diluted Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.18	$0.08

Weighted average number of common shares outstanding:
Basic	49,940	49,424
Diluted	51,112	50,160

Consolidated Statements of Comprehensive Income (Loss)

Net income	$9,464	$3,901

Other comprehensive income (loss)

Unrealized gain (loss) on cash flow hedging activities	5,007	(4,587)

Comprehensive income (loss)	14,471	(686)

Less: Net income attributable to noncontrolling interests	124	54
Less: Comprehensive income (loss) attributable to noncontrolling interests	66	(64)

Comprehensive income (loss) attributable to Whitestone REIT	$14,281	$(676)

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended March 31,
	2024	2023
(1) Rental
Rental revenues	$26,864	$25,740
Recoveries	10,477	10,081
Bad debt	(600)	(324)
Total rental	$36,741	$35,497

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$9,464	$3,901
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,800	7,846
Amortization of deferred loan costs	265	277
Gain on sale of properties	(6,525)	—
Loss on disposal of assets	—	6
Bad debt	600	324
Share-based compensation	861	755
Deficit in earnings of real estate partnership	28	218
Amortization of right-of-use assets - finance leases	22	29
Changes in operating assets and liabilities:
Escrows and deposits	6,876	2,796
Accrued rents and accounts receivable	(1,063)	(1,646)
Receivable due from related party	(9)	(26)
Unamortized lease commissions, legal fees and loan costs	(817)	(521)
Prepaid expenses and other assets	997	(1,117)
Accounts payable and accrued expenses	(8,160)	(7,843)
Payable due to related party	—	1
Tenants' security deposits	185	(85)
Net cash provided by operating activities	11,524	4,915
Cash flows from investing activities:
Acquisitions of real estate	(27,204)	—
Additions to real estate	(3,041)	(3,529)
Proceeds from sales of properties	25,661	—
Net cash used in investing activities	(4,584)	(3,529)
Cash flows from financing activities:
Distributions paid to common shareholders	(5,969)	(5,913)
Distributions paid to OP unit holders	(80)	(83)
Net proceeds from credit facility	23,000	9,500
Repayments of notes payable	(20,869)	(7,571)
Repurchase of common shares	(1,442)	—
Payment of finance lease liability	(5)	(2)
Net cash used in financing activities	(5,365)	(4,069)
Net increase (decrease) in cash, cash equivalents and restricted cash	1,575	(2,683)
Cash, cash equivalents and restricted cash at beginning of period	4,640	6,355
Cash, cash equivalents and restricted cash at end of period (1)	$6,215	$3,672

(1)	For a reconciliation of cash, cash equivalents and restricted cash, see supplemental disclosures below.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Supplemental Disclosures
(in thousands)

	Three Months Ended March 31,
	2024	2023
Supplemental disclosure of cash flow information:
Cash paid for interest, net of amounts capitalized	$8,160	$7,610
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$29	$864
Financed insurance premiums	$2,638	$3,002
Value of shares issued under dividend reinvestment plan	$23	$17
Value of common shares exchanged for OP units	$354	$—
Change in fair value of cash flow hedge	$5,007	$(4,587)
Accrued capital expenditures	$1,962	$—
Receivable from partnership redemption	$31,643	$—

	March 31,
	2024	2023
Cash, cash equivalents and restricted cash
Cash and cash equivalents	$6,215	$3,479
Restricted cash	—	193
Total cash, cash equivalents and restricted cash	$6,215	$3,672

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended March 31,
	2024	2023
FFO AND CORE FFO
Net income attributable to Whitestone REIT	$9,340	$3,847
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	8,768	7,805
Depreciation and amortization of real estate assets of real estate partnership (pro rata) (2)	111	403
Loss on disposal of assets	—	6
Gain on sale of properties	(6,525)	—
Net income attributable to noncontrolling interests	124	54
FFO	$11,818	$12,115
Adjustments to reconcile to Core FFO:
Proxy contest costs	438	—
Core FFO	$12,256	$12,115

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$11,818	$12,115
Core FFO	$12,256	$12,115
Denominator:
Weighted average number of total common shares - basic	49,940	49,424
Weighted average number of total noncontrolling OP units - basic	664	694
Weighted average number of total common shares and noncontrolling OP units - basic	50,604	50,118

Effect of dilutive securities:
Unvested restricted shares	1,172	736
Weighted average number of total common shares and noncontrolling OP units - diluted	51,776	50,854

FFO per common share and OP unit - basic	$0.23	$0.24
FFO per common share and OP unit - diluted	$0.23	$0.24

Core FFO per common share and OP unit - basic	$0.24	$0.24
Core FFO per common share and OP unit - diluted	$0.24	$0.24

(1)	Includes pro-rata share attributable to real estate partnership for the three months ended March 31, 2023 and through January 25, 2024, the redemption date.

(2)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of March 31, 2024 and 2023 have not been made available to us, we have estimated depreciation and amortization of real estate assets based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended March 31,
	2024	2023
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$9,340	$3,847
General and administrative expenses	6,180	5,084
Depreciation and amortization	8,800	7,846
Deficit in earnings of real estate partnership (1)	28	218
Interest expense	8,519	7,903
Interest, dividend and other investment income	(8)	(20)
Provision for income taxes	119	119
Gain on sale of properties	(6,525)	—
Loss on disposal of assets	—	6
NOI of real estate partnership (pro rata)(1)	183	548
Net income attributable to noncontrolling interests	124	54
NOI	$26,760	$25,605
Non-Same Store NOI (2)	(1,162)	(974)
NOI of real estate partnership (pro rata) (1)	(183)	(548)
NOI less Non-Same Store NOI and NOI of real estate partnership (pro rata)	25,415	24,083
Same Store straight-line rent adjustments	(1,083)	(519)
Same Store amortization of above/below market rents	(209)	(210)
Same Store lease termination fees	(268)	(214)
Same Store NOI (3)	$23,855	$23,140

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of March 31, 2024 and 2023 have not been made available to us, we have estimated deficit in earnings and pro rata share of NOI of real estate partnership based on the information available to us at the time of this Report.

(2)

We define “Non-Same Store” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purposes of comparing the three months ended March 31, 2024 to the three months ended March 31, 2023, Non-Same Store includes properties acquired between January 1, 2023 and March 31, 2024 and properties sold between January 1, 2023 and  March 31, 2024, but not included in discontinued operations.

(3)

We define “Same Store” as properties that have been owned during the entire period being compared. For purposes of comparing the three months ended March 31, 2024 to the three months ended March 31, 2023, Same Store includes properties owned before January 1, 2023 and not sold before March 31, 2024. Straight line rent adjustments, above/below market rents, and lease termination fees are excluded.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended March 31,
	2024	2023
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$9,340	$3,847
Depreciation and amortization	8,800	7,846
Interest expense	8,519	7,903
Provision for income taxes	119	119
Net income attributable to noncontrolling interests	124	54
Deficit in earnings of real estate partnership (1)	28	218
EBITDAre adjustments for real estate partnership (1)	136	381
Gain on sale of properties	(6,525)	—
Loss on disposal of assets	—	6
EBITDAre	$20,541	$20,374

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of March 31, 2024 and 2023 have not been made available to us, we have estimated deficit in earnings and EBITDAre adjustments for real estate partnership based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
Initial & Revised Full Year Guidance for 2024
(in thousands, except per share and per unit data)

	Revised Range Full Year 2024 (1)		Projected Range Full Year 2024
	Low	High	Low	High
FFO and Core FFO per diluted share and OP unit

Net income attributable to Whitestone REIT	$21,560	$24,560	$16,600	$19,600
Adjustments to reconcile to FFO
Depreciation and amortization of real estate assets	34,252	34,252	34,252	34,252
Depreciation and amortization of real estate assets of real estate partnership (pro rata)	133	133	133	133
Gain on sale of properties	(6,525)	(6,525)	—	—
FFO	$49,420	$52,420	$50,985	$53,985
Adjustments to reconcile to Core FFO
Proxy contest costs	1,565	1,565	—	—
Core FFO	$50,985	$53,985	$50,985	$53,985
Denominator:
Diluted shares	51,262	51,262	51,262	51,262
OP Units	695	695	695	695
Diluted share and OP Units	51,957	51,957	51,957	51,957

Net income attributable to Whitestone REIT per diluted share	$0.42	$0.48	$0.32	$0.38

FFO per diluted share and OP Unit	$0.95	$1.01	$0.98	$1.04

Core FFO per diluted share and OP Unit	$0.98	$1.04	$0.98	$1.04

(1)

Includes a $6,525 gain on the sale of property in the first quarter of 2024 and $1,565 in proxy contest costs expected to be incurred in the first and second quarters of 2024 for both the low and high end of the range.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
Initial Full Year Guidance for 2024
(in thousands)

	Projected Range Fourth Quarter 2024
	Low	High
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$6,161	$5,311
Depreciation and amortization	8,746	8,746
Interest expense	8,013	8,013
Provision for income taxes	134	134
Net income attributable to noncontrolling interests	89	89
EBITDAre	$23,143	$22,293
Annualized EBITDAre	$92,572	$89,172

Outstanding debt, net of insurance financing	616,290	624,290
Less: Cash	(3,000)	(3,000)
Add: Proportional share on net debt of unconsolidated real estate partnership	—	—
Total net debt	$613,290	$621,290

Ratio of Net Debt to EBITDAre	6.6	7.0

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended March 31,		Increase	% Increase
	2024	2023	(Decrease)	(Decrease)
Same Store (48 properties excluding development land)
Property revenues
Rental	$35,266	$34,035	$1,231	4%
Management, transaction and other fees	424	348	76	22%
Total property revenues	35,690	34,383	1,307	4%

Property expenses
Property operation and maintenance	6,142	5,747	395	7%
Real estate taxes	4,133	4,553	(420)	(9)%
Total property expenses	10,275	10,300	(25)	(0)%

Total property revenues less total property expenses	25,415	24,083	1,332	6%

Same Store straight-line rent adjustments	(1,083)	(519)	(564)	109%
Same Store amortization of above/below market rents	(209)	(210)	1	(0)%
Same Store lease termination fees	(268)	(214)	(54)	25%

Same Store NOI (1)	$23,855	$23,140	$715	3%

(1)	For a reconciliation of Same Store NOI, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
OTHER FINANCIAL INFORMATION
(in thousands, except number of properties and employees)

	Three Months Ended
	March 31,
	2024	2023
Other Financial Information:

Tenant improvements (1) (2)	$713	$856
Leasing commissions (1) (2)	$754	$414
Maintenance capital (1)	$265	$1,523
Scheduled debt principal payments (1)	$487	$474
Scheduled bond principal payment (3)	$7,143	$7,143
Straight-line rent income (1)	$885	$575
Market rent amortization income from acquired leases (1)	$265	$216
Non-cash share-based compensation expense (1)	$936	$829
Non-real estate depreciation and amortization (1)	$31	$42
Amortization of loan fees (1)	$267	$283
Undepreciated value of unencumbered properties	$1,006,333	$916,737
Number of unencumbered properties	51	50
Full time employees	80	74

(1)	Includes pro-rata share attributable to real estate partnership through March 31, 2023 and through January 25, 2024, the redemption date.

(2)	Does not include first generation costs needed for new acquisitions, development or redevelopment of a property to bring the property to operating standards for its intended use.

(3)	Annual bond principal payments for the Series A Notes are scheduled to occur in March of each year, commencing in 2023.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of March 31, 2024
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	98.7%	49,959
Operating partnership units outstanding	1.3%	650
Total	100.0%	50,609

Market price of common shares as of March 31, 2024		$12.55

Total equity capitalization		$635,143	50%

Debt Capitalization:
Outstanding debt		$645,317
Less: Cash and cash equivalents		(6,215)
Less: Deposit due to real estate partnership debt default		(13,633)
Total debt capitalization		625,469	50%

Total Market Capitalization as of March 31, 2024		$1,260,612	100%

SELECTED RATIOS:

	Three Months Ended
INTEREST COVERAGE RATIO	March 31,
	2024	2023
EBITDAre/Interest Expense
EBITDAre (1)	$20,541	$20,374

Interest expense	8,519	7,903
Pro rata share of interest expense from real estate partnership(2)	43	159
Less: amortization of loan fees, including pro rata share from real estate partnership (2)	(267)	(283)
Interest expense, excluding amortization of loan fees	8,295	7,779

Ratio of EBITDAre to interest expense	2.5	2.6

(1)	For a reconciliation of EBITDAre, see previous section “Reconciliation of Non-GAAP Measures.”

(2)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of March 31, 2024 and 2023 have not been made available to us, we have estimated pro rata share of interest expense and amortization of loan fees based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

LEVERAGE RATIO	As of March 31,
	2024	2023
Debt/Undepreciated Book Value
Outstanding debt, net of insurance financing	$642,823	$627,920
Less: Cash	(6,215)	(3,479)
Less: Deposit due to real estate partnership debt default	(13,633)	—
Add: Proportional share of net debt of real estate partnership (1)	—	8,112
Total Net Debt	$622,975	$632,553

Undepreciated real estate assets	$1,230,936	$1,201,650
Add: Proportional share of real estate from unconsolidated partnership (1)	—	46,016
Undepreciated real estate assets	$1,230,936	$1,247,666
Ratio of debt to real estate assets	51%	51%

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of March 31, 2023 have not been made available to us, we have estimated proportional share of net debt and real estate based on the information available to us at the time of this Report.

	Three Months Ended
	March 31,
	2024	2023
Debt/EBITDAre Ratio
Outstanding debt, net of insurance financing	$642,823	$627,920
Less: Cash	(6,215)	(3,479)
Less: Deposit due to real estate partnership debt default	(13,633)	—
Add: Proportional share of net debt of unconsolidated real estate partnership (1)	—	8,112
Total Net Debt	$622,975	$632,553

EBITDAre	$20,541	$20,374

Effect of partial period acquisitions and dispositions	$(514)	$—

Pro forma EBITDAre	$20,027	$20,374

Annualized pro forma EBITDAre	$80,108	$81,496

Ratio of debt to pro forma EBITDAre	7.8	7.8

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of March 31, 2023 have not been made available to us, we have estimated proportional share of net debt based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	March 31, 2024	December 31, 2023
Fixed rate notes
$265.0 million, 3.18% plus 1.45% to 2.10% Note, due January 31, 2028 (1)	$265,000	$265,000
$80.0 million, 3.72% Note, due June 1, 2027	80,000	80,000
$19.0 million 4.15% Note, due December 1, 2024	17,566	17,658
$14.0 million 4.34% Note, due September 11, 2024	12,354	12,427
$14.3 million 4.34% Note, due September 11, 2024	13,189	13,257
$15.1 million 4.99% Note, due January 6, 2024	—	13,350
$50.0 million, 5.09% Note, due March 22, 2029 (Series A)	35,714	42,857
$50.0 million, 5.17% Note, due March 22, 2029 (Series B)	50,000	50,000
$2.5 million 7.79% Note, due February 28, 2025	2,494	—
$50.0 million, 3.71% plus 1.50% to 2.10% Note, due September 16, 2026 (2)	50,000	50,000
Floating rate notes
Unsecured line of credit, SOFR plus 1.50% to 2.10%, due September 16, 2026	119,000	96,000
Total notes payable principal	645,317	640,549
Less deferred financing costs, net of accumulated amortization	(336)	(377)
Total notes payable	$644,981	$640,172

(1)

Promissory note that includes an interest rate swap that fixes the SOFR portion of the term loan at an interest rate of 2.16% through October 28, 2022, 2.76% from October 29, 2022 through January 31, 2024, and 3.32% from February 1, 2024 though January 31, 2028.

(2)	A portion of the unsecured line of credit includes an interest rate swap to fix the SOFR portion of the loan at 3.71%.

SCHEDULE OF DEBT MATURITIES AS OF MARCH 31, 2024
(in thousands)

Year	Amount Due
2024 (remaining)	$45,150
2025	17,596
2026	186,143
2027	97,143
2028	282,143
Thereafter	17,142
Total	$645,317

Whitestone REIT and Subsidiaries
SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
Community Centered Properties®	March 31, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Whitestone	4,985,568	94%	94%	93%	93%

Unconsolidated real estate partnership	N/A	N/A	54%	54%	54%

Whitestone REIT and Subsidiaries
SUMMARY OF OCCUPANCY AND TOP TENANTS
(continued)

Tenant Name	Location	Annualized Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (1)	Initial Lease Date	Year Expiring

Whole Foods Market	Houston	$2,247	2.1%	9/3/2014	2035
Albertsons Companies, Inc. (2)	Austin and Phoenix	2,214	2.1%	5/8/1991, 7/1/2000, 4/1/2014, 4/1/2014 and 10/19/16	2024, 2025, 2025, 2026 and 2034
Frost Bank	Houston	2,067	1.9%	7/1/2014	2029
Newmark Real Estate of Houston LLC	Houston	1,311	1.2%	10/1/2015	2026
Bashas' Inc. (3)	Phoenix	1,010	0.9%	10/9/2004 and 4/1/2009	2024 and 2029
Fitness Alliance, LLC	Houston	971	0.9%	11/29/2022	2039
Walgreens & Co. (4)	Houston and Phoenix	767	0.7%	11/14/1982, 8/24/1996 and 11/3/1996	2027, 2056 and 2056
Verizon Wireless (5)	Houston and Phoenix	959	0.9%	8/16/1994, 2/1/2004, 1/27/2006 and 5/1/2014	2024, 2024, 2028 and 2038
Alamo Drafthouse Cinema	Austin	740	0.7%	2/1/2012	2031
Total Wine	Houston	564	0.5%	43,431	2029
Dollar Tree (6)	Houston and Phoenix	658	0.6%	8/10/1999, 6/29/2001, 11/8/2009, 12/17/2009 and 8/8/2018	2025, 2025, 2026, 2027 and 2028
Paul's Ace Hardware	Phoenix	490	0.5%	3/1/2008	2033
Kroger Co.	Dallas	483	0.5%	12/15/2000	2027
Regus Corporation	Houston	479	0.4%	5/23/2014	2025
Capital Area Multispecialty Providers	Austin	458	0.4%	5/23/2014	2026
		$15,418	14.3%

(1)	Annualized Base Rental Revenues represents the monthly base rent as of March 31, 2024 for each applicable tenant multiplied by 12.

(2)

As of March 31, 2024, we had five leases with the same tenant occupying space at properties located in Phoenix and Austin. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2034, was $1,047,000, which represents approximately 1.0% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2029, was $44,000, which represents less than 0.1% of our annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2026, was $344,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2025, was $353,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 19, 2016, and is scheduled to expire in 2025, was $425,000, which represents approximately 0.4% of our total annualized base rental revenue.

(3)

As of March 31, 2024, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $281,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $729,000, which represents approximately 0.7% of our total annualized base rental revenue.

(4)

As of March 31, 2024, we had three leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2056, was $279,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $190,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 24, 1996, and is scheduled to expire in 2056, was $298,000, which represents approximately 0.3% of our total annualized rental revenue.

(5)

As of March 31, 2024, we had four leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on August 16, 1994, and is scheduled to expire in 2038, was $24,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on January 27, 2006, and is scheduled to expire in 2028, was $147,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 1, 2004, and is scheduled to expire in 2024, was $38,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 1, 2014, and is scheduled to expire in 2024, was $749,000, which represents approximately 0.7% of our total annualized rental revenue.

(6)

As of March 31, 2024, we had five leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2025, was $88,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 17, 2009, and is scheduled to expire in 2025, was $118,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2026, was $181,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2027, was $156,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 8, 2018, and is scheduled to expire in 2028, was $115,000, which represents approximately 0.1% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries
TENANT TYPE SUMMARY
As of March 31, 2024

	% of Leased SF	% of ABR
Restaurants & Food Service	19%	26%
Salons	7%	9%
Grocery	13%	8%
Medical & Dental	6%	8%
Financial Services	5%	7%
General Retail	7%	5%
Home Décor And Improvement	6%	5%
Apparel	5%	5%
Fitness	6%	4%
Non Retail	4%	4%
Education	4%	4%
Pet Supply & Services	3%	3%
Off-Price	4%	2%
Pharmacies & Nutritional Supplies	2%	2%
Entertainment	3%	2%
Local Services	2%	2%
Wireless	1%	1%
Sporting Goods	1%	1%
Automotive Supply & Services	1%	1%
Postal Services	1%	1%
Total	100%	100%

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY

	Three Months Ended
	March 31,
	2024	2023
RENEWALS
Number of Leases	46	32
Total Square Feet (1)	137,596	113,399
Average Square Feet	2,991	3,544
Total Lease Value	$10,676,000	$9,016,000
NEW LEASES
Number of Leases	24	19
Total Square Feet (1)	54,753	32,585
Average Square Feet	2,281	1,715
Total Lease Value	$7,833,000	$6,224,000
TOTAL LEASES
Number of Leases	70	51
Total Square Feet (1)	192,349	145,984
Average Square Feet	2,748	2,862
Total Lease Value	$18,509,000	$15,239,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives Per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
1st Quarter 2024	55	$13,968,575	160,060	3.5	$413,207	$2.58	$23.06	$21.10	$313,789	9.3%	$524,498	17.0%
4th Quarter 2023	51	38,447,409	199,155	6.1	4,557,889	22.89	30.58	27.85	543,678	9.8%	1,121,445	21.8%
3rd Quarter 2023	70	20,499,404	306,841	4.0	596,132	1.94	16.04	14.51	469,745	10.5%	1,001,542	24.4%
2nd Quarter 2023	64	15,875,074	163,565	3.4	650,775	3.98	24.14	22.98	189,535	5.0%	649,707	18.7%
Total - 12 months	240	$88,790,462	829,621	4.3	$6,218,003	$7.49	$22.48	$20.66	$1,516,747	8.9%	$3,297,192	20.9%

Comparable New Leases:
1st Quarter 2024	10	$3,571,923	26,237	3.6	$308,032	$11.74	$25.81	$20.33	$143,967	27.0%	$144,868	25.9%
4th Quarter 2023	22	16,633,936	69,717	8.3	2,488,839	35.70	28.47	22.78	396,321	25.0%	564,462	37.3%
3rd Quarter 2023	14	5,488,302	36,657	6.2	397,856	10.85	23.60	21.51	76,796	9.7%	173,162	23.6%
2nd Quarter 2023	15	4,751,300	23,141	6.3	441,186	19.07	27.18	25.84	30,893	5.2%	175,035	32.2%
Total - 12 months	61	$30,445,461	155,752	6.7	$3,635,913	$23.34	$26.68	$22.52	$647,977	18.5%	$1,057,527	31.5%

Comparable Renewal Leases:
1st Quarter 2024	45	$10,396,652	133,823	3.5	$105,175	$0.79	$22.52	$21.25	$169,822	6.0%	$379,630	15.0%
4th Quarter 2023	29	21,813,473	129,438	5.0	2,069,050	15.98	31.72	30.58	147,357	3.7%	556,983	15.3%
3rd Quarter 2023	56	15,011,102	270,184	3.7	198,276	0.73	15.02	13.56	392,949	10.7%	828,380	24.6%
2nd Quarter 2023	49	11,123,774	140,424	3.0	209,589	1.49	23.64	22.51	158,642	5.0%	474,672	16.2%
Total - 12 months	179	$58,345,001	673,869	3.8	$2,582,090	$3.83	$21.51	$20.22	$868,770	6.4%	$2,239,665	18.0%

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY
(continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
1st Quarter 2024	70	$18,509,292	192,349	3.7	$844,007	$4.39	$23.17
4th Quarter 2023	76	50,279,763	258,990	4.7	6,262,868	24.18	29.95
3rd Quarter 2023	87	26,838,561	350,386	4.1	1,136,730	3.24	17.13
2nd Quarter 2023	85	26,516,572	221,407	4.2	1,677,267	7.58	24.02
Total - 12 months	318	$122,144,188	1,023,132	4.6	$9,920,872	$9.70	$23.00

New
1st Quarter 2024	24	$7,832,752	54,753	4.3	$735,334	$13.43	$24.70
4th Quarter 2023	44	26,659,160	116,183	5.0	4,152,302	35.74	28.02
3rd Quarter 2023	29	11,169,111	74,901	5.5	928,319	12.39	23.85
2nd Quarter 2023	27	11,969,377	63,500	6.6	1,209,554	19.05	23.31
Total - 12 months	124	$57,630,400	309,337	6.6	$7,025,509	$22.71	$25.46

Renewal
1st Quarter 2024	46	$10,676,540	137,596	3.5	$108,673	$0.79	$22.56
4th Quarter 2023	32	23,620,603	142,807	4.5	2,110,566	14.78	31.52
3rd Quarter 2023	58	15,669,450	275,485	3.7	208,411	0.76	15.30
2nd Quarter 2023	58	14,547,195	157,907	3.2	467,713	2.96	24.30
Total - 12 months	194	$64,513,788	713,795	3.8	$2,895,363	$4.06	$21.94

(1)

Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average lease term is determined on the basis of square footage.
(3)	Estimated amount per signed lease. Actual cost of construction may vary.
(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.
(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries
LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of March 31, 2024
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2024	379	675,965	13.6%	$14,337	13.3%	$21.21
2025	237	811,374	16.3%	16,615	15.4%	20.48
2026	190	620,349	12.4%	13,828	12.9%	22.29
2027	174	570,040	11.4%	14,029	13.0%	24.61
2028	164	574,972	11.5%	13,665	12.7%	23.77
2029	113	483,137	9.7%	11,621	10.8%	24.05
2030	41	133,691	2.7%	4,169	3.9%	31.18
2031	31	143,007	2.9%	4,067	3.8%	28.44
2032	31	163,259	3.3%	3,902	3.6%	23.90
2033	20	130,260	2.6%	2,818	2.6%	21.64
Total	1,380	4,306,054	86.4%	$99,051	92.1%	$23.00

(1)	Lease expirations table reflects rents in place as of March 31, 2024, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of March 31, 2024 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries
Property Details
As of March 31, 2024

		Year Built/	Gross Leasable	Percent Occupied at	Annualized Base Rental Revenue	Average Base Rental Revenue Per	Average Net Effective Annual Base Rent Per Leased
Community Name	Location	Renovated	Square Feet	3/31/2024	(in thousands) (1)	Sq. Ft. (2)	Sq. Ft.(3)
Whitestone Properties:
Ahwatukee Plaza	Phoenix	1979	72,650	81%	$845	$14.36	$17.98
Anderson Arbor	Austin	2001	89,746	95%	1,996	23.41	23.12
Anthem Marketplace	Phoenix	2000	113,293	97%	1,749	15.92	17.60
Anthem Marketplace Phase II	Phoenix	2019	6,853	100%	255	37.21	34.00
Arcadia Towne Center	Phoenix	1966	69,503	100%	1,773	25.51	27.52
BLVD Place	Houston	2014	216,944	100%	9,744	44.91	46.70
The Citadel	Phoenix	2013	28,547	94%	563	20.98	20.24
City View Village	San Antonio	2005	17,870	90%	544	33.82	34.94
Dana Park Pad	Phoenix	2002	12,000	100%	333	27.75	29.00
Davenport Village	Austin	1999	128,934	94%	3,585	29.58	29.01
Eldorado Plaza	Dallas	2004	219,287	100%	3,676	16.76	18.32
Fountain Hills	Phoenix	2009	111,289	90%	1,679	16.76	16.71
Fountain Square	Phoenix	1986	118,209	89%	2,008	19.09	19.71
Fulton Ranch Towne Center	Phoenix	2005	120,575	90%	2,459	22.66	25.18
Garden Oaks Shopping Center	Houston	1954	106,858	96%	1,799	17.54	18.36
Gilbert Tuscany Village	Phoenix	2009	49,415	100%	1,056	21.37	22.26
Heritage	Dallas	2006	70,431	98%	1,744	25.27	25.48
HQ Village	Dallas	2009	89,134	94%	2,675	31.93	31.40
Keller Place	Dallas	2001	93,541	94%	1,086	12.35	13.10
Kempwood Plaza	Houston	1974	91,302	100%	1,440	15.77	15.93
La Mirada	Phoenix	1997	147,209	97%	3,791	26.55	25.89
Lake Woodlands Crossing	Houston	2018	60,246	100%	2,016	33.46	42.84
Lakeside Market	Dallas	2000	164,899	93%	4,313	28.12	30.67
Las Colinas	Dallas	2000	104,919	89%	2,727	29.20	29.45
Lion Square	Houston	1980	117,592	96%	2,006	17.77	17.84
The MarketPlace at Central	Phoenix	2012	111,130	99%	1,193	10.84	11.00
Market Street at DC Ranch	Phoenix	2003	244,888	99%	6,365	26.25	26.47
Paradise Plaza	Phoenix	1983	125,898	89%	1,697	15.15	14.64
Parkside Village North	Austin	2005	27,045	100%	925	34.20	33.31
Parkside Village South	Austin	2012	90,101	96%	2,525	29.19	29.90
Pinnacle of Scottsdale	Phoenix	1991	113,108	96%	2,661	24.51	24.62
Pinnacle Phase II	Phoenix	2017	27,063	100%	888	32.81	30.45
The Promenade at Fulton Ranch	Phoenix	2007	98,792	92%	1,556	17.12	18.88
Providence	Houston	1980	90,327	98%	1,232	13.92	14.04
Quinlan Crossing	Austin	2012	109,892	94%	2,664	25.79	26.59
Seville	Phoenix	1990	90,042	91%	2,991	36.50	34.98
Shaver	Houston	1978	21,926	100%	384	17.51	17.19
Shops at Pecos Ranch	Phoenix	2009	78,767	100%	2,100	26.66	28.15
Shops at Starwood	Dallas	2006	55,385	100%	1,935	34.94	34.61
The Shops at Williams Trace	Houston	1985	132,991	97%	2,360	18.29	19.05
Starwood Phase II	Dallas	2016	35,351	95%	1,312	39.07	38.80
The Strand at Huebner Oaks	San Antonio	2000	73,920	97%	1,880	26.22	25.55
SugarPark Plaza	Houston	1974	95,032	98%	1,437	15.43	16.31
Sunset at Pinnacle Peak	Phoenix	2000	41,530	98%	925	22.73	22.68
Terravita Marketplace	Phoenix	1997	102,733	97%	1,565	15.70	15.47
Town Park	Houston	1978	43,526	100%	1,115	25.62	25.32
Village Square at Dana Park	Phoenix	2009	323,026	85%	6,705	24.42	25.26

Whitestone REIT and Subsidiaries
Property Details
As of March 31, 2024

		Year Built/	Gross Leasable	Percent Occupied at	Annualized Base Rental Revenue	Average Base Rental Revenue Per	Average Net Effective Annual Base Rent Per Leased
Community Name	Location	Renovated	Square Feet	3/31/2024	(in thousands) (1)	Sq. Ft. (2)	Sq. Ft.(3)
Williams Trace Plaza	Houston	1983	129,222	89%	2,480	21.56	29.71
Windsor Park	San Antonio	2012	196,458	85%	1,744	10.44	10.98
Woodlake Plaza	Houston	1974	106,169	58%	1,093	17.75	17.38
Total/Weighted Average - Whitestone Properties			4,985,568	94%	107,594	22.96	23.83

Land Held for Development:
BLVD Phase II-B	Houston	N/A	—	—%	—	—	—
Dana Park Development	Phoenix	N/A	—	—%	—	—	—
Eldorado Plaza Development	Dallas	N/A	—	—%	—	—	—
Fountain Hills	Phoenix	N/A	—	—%	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—%	—	—	—
Total/Weighted Average - Land Held For Development (4)			—	—%	—	—	—

Grand Total/Weighted Average - Whitestone Properties			4,985,568	94%	$107,594	$22.96	$23.83

(1)

Calculated as the tenant’s actual March 31, 2024 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of March 31, 2024. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of March 31, 2024 equaled approximately $480,000 for the month ended March 31, 2024.

(2)	Calculated as annualized base rent divided by leased square feet as of March 31, 2024.

(3)

Represents (i) the contractual base rent for leases in place as of March 31, 2024, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of March 31, 2024.

(4)	As of March 31, 2024, these parcels of land were held for development and, therefore, had no gross leasable area.

WHITESTONE REIT

AUSTIN – SAN ANTONIO

Anderson Arbor | Davenport Village | Quinlan Crossing | City View Village | Parkside Village North
Parkside Village South | The Strand at Huebner Oaks | Windsor Park Centre

DALLAS – FORT WORTH

Eldorado Plaza | Headquarters Village | Heritage Trace Plaza | Keller Place | Las Colinas Village
Lakeside Market | Shops at Starwood

HOUSTON

BLVD Place | Garden Oaks Center | Kempwood Plaza | Lake Woodlands Crossing | Lion Square |
Providence Plaza
Shaver Street Center | Shops at Williams Trace | Sugar Park Plaza | Town Park Plaza | Woodlake Plaza |
Williams Trace Plaza

PHOENIX

Ahwatukee Plaza | Anthem Marketplace | Arcadia Towne Center | Fountain Hills Plaza |
Fountain Square | Fulton Ranch Towne Center | Gilbert Tuscany Village | La Mirada Center |
Market Street at DC Ranch Marketplace at Central | Paradise Plaza
Pinnacle of Scottsdale | Scottsdale Seville | Sunset at Pinnacle Peak | Terravita Marketplace | The Citadel
The Promenade at Fulton Ranch | The Shops at Pecos Ranch | Village Square at Dana Park

WSR
LISTED
NYSE

Houston Corporate Headquarters: 2600 South Gessner Road, Suite 500, Houston, TX 77063 | Toll Free 866.789.7348

Arizona Regional Office: 20789 North Pima Road, Suite 210, Scottsdale, AZ 85255 | Phone 480.584.6181

Dallas Division Office: 8240 Preston Rd, Suite 275, Plano, TX 75024 | Phone 214.824.7888

Austin Division Office: 3801 North Capital of Texas Highway, Suite E-205, Austin, TX 78746 | Phone 512.992.1507

San Antonio Division Office: 11225 Huebner Road, San Antonio, TX 78230 | Phone 210.437.3037